PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To the Prospectus Supplement and Prospectus                      Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   2032


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:     $135,000,000    Original Issue Date:    October 23, 2000

CUSIP Number:         59018Y BY6      Stated Maturity Date:   October 23, 2002

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------

[x] Regular Floating Rate Note        [x] Actual/360

[ ] Inverse Floating Rate Note        [ ] 30/360

      (Fixed Interest Rate):          [ ] Actual/Actual

Interest Rate Basis:

[ ] LIBOR                             [ ] Commercial Paper Rate

[ ] CMT Rate                          [ ] Eleventh District Cost of Funds Rate

[ ] Prime Rate                        [ ] CD Rate

[x] Federal Funds Rate                [ ] Other (see attached)

[ ] Treasury Rate

      Designated CMT Page:                   Designated LIBOR Page:
        CMT Telerate Page:                      LIBOR Telerate Page:
        CMT Reuters Page:                       LIBOR Reuters Page:


Index Maturity:               N/A         Minimum Interest Rate:  Not Applicable

Spread:                       0.300%      Maximum Interest Rate:  Not Applicable

Initial Interest Rate:        TBD         Spread Multiplier:      Not Applicable



Interest Reset Dates:         Daily,  commencing  October 23,  2000  through the
                              maturity date; subject to the following business day convention

Interest Payment Dates:       Quarterly, on the 23rd of April, July, October and
                              January commencing January 23, 2001; subject to the following business day convention


Repayment at the
Option of the Holder:         The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        October 18, 2000